Exhibit (17)(e)





                  HAWAII MUNICIPAL FUND INSTITUTIONAL CLASS

                   SUPPLEMENT DATED JULY 13, 2007 TO THE
                     PROSPECTUS DATED FEBRUARY 1, 2007


Effective immediately, shares of the Hawaii Municipal Fund Institutional Class are no longer being offered for sale.





         SHAREHOLDERS SHOULD RETAIN THIS SUPPLEMENT WITH THE PROSPECTUS
                            FOR FUTURE REFERENCE.